UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2006

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Radian’s board of directors met on November 14, 2006 and approved the following recommendations made by the Compensation and Human Resources Committee of Radian’s board regarding management contracts and compensatory plans, contracts and arrangements in which Radian’s named executive officers are eligible to participate:

2007 Executive Compensation

Radian’s board of directors approved the following compensatory arrangements for 2007 for each of the following named executive officers:

Executive Officer	2007 Base Salary(1)	2007 Target Cash Bonus(2)	2007 Target LTI Value(3)
C. Robert Quint, Chief Financial Officer	$370,000	$462,500	$573,500
Stephen Cooke, President of Radian Asset Assurance Inc.	$375,000	$506,250	$600,000

(1)	Effective January 1, 2007.
(2)	Would be payable in 2008 based on 2007 performance. The amount of bonus actually awarded to an executive officer is based on the degree to which the executive officer and Radian satisfy certain pre-established annual individual and corporate or business unit goals and objectives. Maximum achievement can result in an award of up to 175% of target, while performance below pre-established goals and objectives can result in a less-than annual target award and may, in appropriate circumstances, result in no award.
(3)	Represents the target amount of long-term incentive awards (50% stock options and 50% performance shares) to be granted to each of the named executive officers in 2008 based on 2007 performance.

Retirement Plan Changes

Radian’s board of directors approved the following changes to Radian’s retirement programs:

Pension Plan

The board approved a “freeze,” effective December 31, 2006, of (1) all benefits accruing under the Radian Group Inc. Pension Plan (the “Pension Plan”) and (2) all forms of participation under the Pension Plan. All salaried and hourly employees of Radian and its participating subsidiaries currently are eligible to participate in the Pension Plan upon attaining 20- 1/2 years of age and one year of eligible service. A participant generally is fully vested in the Pension Plan after five years of service after the age of 18.

The Pension Plan freeze is aimed at preparing for the future termination of the Pension Plan, which we anticipate may occur in 2007, assuming receipt of regulatory and board approval, and reflects a broader reliance on the Radian Group Inc. Savings Incentive Plan (the “Savings Plan”) as the primary retirement vehicle for Radian employees. Assuming the Pension Plan is terminated in 2007, we would expect to record a settlement loss of approximately $1 million upon termination. We do not currently expect to record a curtailment gain or loss as a result of the freezing of the Pension Plan.

Savings Incentive Plan

The board approved changes to the Savings Plan, effective January 1, 2007, among other things, to:

•	allow for the immediate eligibility of new hire participation and provide for the automatic enrollment of eligible employees;

•	provide for quarterly matching contributions by Radian equal to 100% of employee contributions (up to 6% of eligible pay). Matching contributions may be made in cash or in shares of Radian common stock, at Radian’s election;

•	provide for the immediate vesting of Radian’s matching contributions (including existing unvested matching contributions attributable to prior periods) and the elimination of all restrictions on a participant’s ability to diversify his/her position in matching contributions;

•	permit the board to make discretionary, pro rata (based on eligible pay) cash allocations to each eligible participant’s account, with vesting upon completion of three years of service with Radian; and

•	provide certain active participants in the Pension Plan with yearly cash “transition credits” (initially for up to five years, if employed by Radian during this time) under the Savings Plan equal to a fixed percentage of their eligible pay, calculated based on a formula that takes into account their age and years of completed vesting service as of January 1, 2007.

SERP and Benefit Restoration Plan

The board approved, effective January 1, 2007, the termination of the Radian Group Inc. Supplemental Executive Retirement Plan (the “SERP”) and the adoption of a new nonqualified restoration plan (the “Benefit Restoration Plan”). The Benefit Restoration Plan is intended to provide additional retirement benefits to Radian employees that are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable IRS limits on eligible compensation. Participants in the Benefit Restoration Plan will be entitled, among other things, to the following:

•	Each participant in the SERP at December 31, 2006 will receive an initial balance in the Benefit Restoration Plan equal to the present value of the participant’s SERP benefit as of such date.

•	For each plan year, Radian will contribute to each participant’s account (regardless of whether the participant contributed any amount to the Savings Plan during the plan year) an amount equal to 6% of the participant’s “eligible compensation,” defined generally as base salary (including commission income, if applicable) in excess of applicable IRS limits, plus bonus.

•	For each participant eligible to receive a transition credit under the Savings Plan, Radian will provide an additional transition credit under the Benefit Restoration Plan based on each participant’s eligible compensation under the Benefit Restoration Plan.

•	The board also may make discretionary, pro rata (based on eligible compensation) contributions to each participant under the Benefit Restoration Plan.

Participants will be immediately vested in all amounts contributed by Radian (along with any income and gains attributable to the contributions) as part of the 6% match and transition credits. Discretionary contributions, if any, generally will vest upon completion of three years of service with Radian, and amounts carried over from the SERP generally will vest upon ten years of service with Radian, in each case, with credit for those years of service completed prior to receipt of such contributions.

A participant’s interest in the Benefit Restoration Plan will be an unfunded bookkeeping account that the participant may elect to invest in any of several hypothetical investment options. Payouts under the plan begin following the participant’s separation from service with Radian. At its discretion, Radian may establish and fund a so-called “rabbi trust” in order to help satisfy its payment obligations under the plan.

In addition, the board authorized Radian to discontinue the split-dollar life insurance policies currently used to finance the SERP and to replace them with market-competitive, group term life insurance policies and universal life insurance polices.

* * *

All statements made in this Current Report on Form 8-K that address events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, including statements regarding compensatory arrangements for executive officers and the intended changes to Radian’s retirement plans, are made on the basis of management’s current views and assumptions with respect to future events. The forward-looking statements, as well as Radian’s prospects as a whole, are subject to risks and uncertainties, including the following: changes in general financial and political conditions such as extended national or regional economic recessions (or expansions), changes in housing values, population trends and changes in household formation patterns, changes in unemployment rates, and changes or volatility in interest rates; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers; risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of any customer with whom Radian may have a concentration of its insurance in force; increased severity or frequency of losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; changes in Radian’s credit ratings or the insurance financial- strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; heightened competition from other insurance providers and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the charters or business practices of Fannie Mae and Freddie Mac; the application of federal or state consumer-lending, insurance and other applicable laws and regulations, or unfavorable changes in these laws and regulations or the way they are interpreted, including: (i) the possibility of private lawsuits or investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations (particularly in light of inquiries that we and other mortgage insurers have received from the New York Insurance Department and public reports that other state insurance departments are investigating or planning to investigate captive reinsurance arrangements used in the mortgage insurance industry), or (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or to estimate accurately the fair value amounts of derivative financial guaranty contracts in determining gains and losses on these contracts; changes in accounting guidance from the SEC or the Financial Accounting Standards Board regarding income recognition and the treatment of loss reserves in the mortgage insurance or financial guaranty industries; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; vulnerability to the performance of Radian’s strategic investments; changes in the availability of affordable or adequate reinsurance for our non-prime risk; and international expansion of our mortgage insurance and financial guaranty businesses into new markets and risks associated with our international business activities. For more information regarding these risks and uncertainties, as well as certain additional risks that we face, please refer to the risk factors detailed in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2005 and the material changes to these risks discussed in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this report. Radian does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements made in this report to reflect new information, future events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: November 20, 2006	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel